Exhibit 10.19

NEVRO CORP.

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Non-employee members of the board of directors (the “Board”) of Nevro Corp. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Program (this “Program”), which is being adopted pursuant to the Board’s resolutions on October 9, 2014.  The cash and equity compensation described in this Program shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) who may be eligible to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company.  This Program shall remain in effect until it is revised or rescinded by further action of the Board.  This Program may be amended, modified or terminated by the Board at any time, without advance notice, in its sole discretion.  The terms and conditions of this Program shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors.  This Program shall become effective on the date of the pricing of the initial public offering of Company common stock (the “Effective Date”).

1.                                      Cash Compensation.

(a)                                 Annual Retainers.  Each Non-Employee Director shall be eligible to receive an annual retainer of $40,000 for service on the Board.

(b)                                 Additional Annual Retainers.  In addition, a Non-Employee Director shall receive the following annual retainers:

(i)                                     Audit Committee.  A Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $20,000 for such service.  A Non-Employee Director serving as a member of the Audit Committee (other than the Chairperson) shall receive an additional annual retainer of $10,000 for such service.

(ii)                                  Compensation Committee.  A Non-Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of $15,000 for such service.  A Non-Employee Director serving as a member of the Compensation Committee (other than the Chairperson) shall receive an additional annual retainer of $8,000 for such service.

(iii)                               Nominating and Corporate Governance Committee.  A Non-Employee Director serving as Chairperson of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $10,000 for such service.  A Non-Employee Director serving as a member of the Nominating and Corporate Governance Committee (other than the Chairperson) shall receive an additional annual retainer of $5,000 for such service.

(c)                                  Payment of Retainers.  The annual retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than the fifteenth day following the end of each calendar quarter.  In the event a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions described in Section 1(b), for an entire calendar quarter, the retainer paid to such Non-Employee Director shall be prorated for the portion of such calendar quarter actually served as a Non-Employee Director, or in such position, as applicable.

2.                                      Equity Compensation.  Non-Employee Directors shall be granted the equity awards described below.  The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2014 Equity Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (the “Equity Plan”) and shall be evidenced by the execution and delivery of award agreements, including attached exhibits, in substantially the forms previously approved by the Board.  All applicable terms of the Equity Plan apply to this Program as if fully set forth herein, and all grants of stock options hereby are subject in all respects to the terms of the Equity Plan.

(a)                                 Initial Awards.  Each Non-Employee Director who is initially elected or appointed to the Board on or after September 10, 2014 shall automatically be granted, on the later of the date of such initial election or appointment or the Effective Date, an option (an “Initial Award”) to purchase that number of shares of the Company’s common stock such that the award has an aggregate Grant Date Fair Value (as defined below) equal to $150,000, rounded down to the nearest whole share (subject to adjustment as provided in the Equity Plan). No Non-Employee Director shall be granted more than one Initial Award.  For the purposes of this Program, “Grant Date Fair Value” shall mean the fair value of an award as of the date of grant as determined in accordance with ASC Topic 718, “Share-Based Payment”, using the Black-Scholes pricing model and the valuation assumptions used by the Company in accounting for options as of such date of grant.

(b)                                 Subsequent Awards.  A Non-Employee Director who will continue to serve as a Non-Employee Director immediately following such meeting, shall be automatically granted, on the date of such annual meeting, an option (a “Subsequent Award”) to purchase that number of shares of the Company’s common stock such that the award has an aggregate Grant Date Fair Value equal to $90,000, rounded down to the nearest whole share (subject to adjustment as provided in the Equity Plan).

(c)                                  IPO Awards.  Each Non-Employee Director who is serving on the Board as of September 10, 2014 and will continue to serve as a Non-Employee Director following the Effective Date, shall be automatically granted, on the Effective Date, an option (an “IPO Award”) to purchase that number of shares of the Company’s common stock such that the award has an aggregate Grant Date Fair Value equal to $90,000, rounded down to the nearest whole share (subject to adjustment as provided in the Equity Plan).

(d)                                 Termination of Service of Employee Directors.  Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their service with the Company and any parent or subsidiary of the Company and remain on the Board will not receive an Initial Award pursuant to Section 2(a) above, but to the extent that they are otherwise eligible, will be eligible to receive, after termination from service with the Company and any parent or subsidiary of the Company, Subsequent Awards as described in Section 2(b) above.

(e)                                  Terms of Awards Granted to Non-Employee Directors

(i)                                     Purchase Price.  The per share exercise price of each option granted to a Non-Employee Director shall equal the Fair Market Value (as defined in the Equity Plan) of a share of common stock on the date the option is granted.  Without limiting the foregoing, Fair Market Value as of the Effective Date shall be equal to the price per share to the public in the Company’s initial public offering, as set forth on the cover of the final prospectus of the initial public offering of Company common stock.

(ii)                                  Vesting.  Each Initial Award shall vest and become exercisable in substantially equal installments on each of the first three anniversaries of the date of grant, subject to the

Non-Employee Director continuing to provide services to the Company through each such vesting date.  Each Subsequent Award and each IPO Award, shall vest and become exercisable in twelve substantially equal installments on each monthly anniversaries of the date of grant, subject to the Non-Employee Director continuing to provide services to the Company through each such vesting date.  Each Initial Award, IPO Award and Subsequent Award, along with any other stock options or other equity-based awards held by any Non-Employee Director, shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time.

(iii)                               Term.  The term of each stock option granted to a Non-Employee Director shall be ten (10) years from the date the option is granted.

3.                                      Reimbursements.  The Company shall reimburse each Non-Employee Director for all reasonable, documented, out-of-pocket travel and other business expenses incurred by such Non-Employee Director in the performance of his or her duties to the Company in accordance with the Company’s applicable expense reimbursement policies and procedures as in effect from time to time.

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